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                                                                     EXHIBIT 21


                   Subsidiaries of American HomePatient, Inc.

               NAME OF                            STATE OF                            D/B/A
              SUBSIDIARY                       INCORPORATION                          NAME

Designated Companies, Inc.                        New York         CarePlan

Total HomeCare of East Alabama (LLC)              Alabama

AHP Finance, Inc.                                 Delaware

American HomePatient of Iowa, Inc.                Delaware

American HomePatient, Inc.                       Tennessee

American HomePatient of Texas, L.P.                Texas

AHP, L.P.                                        Tennessee

Pronetics Health Care Group, Inc.               North Carolina

HomeCare Pharmacy, Inc.                           Alabama

Schofield Medical Services, Inc.                  Alabama

Breathing Equipment Incorporated                Pennsylvania       Hazelton Medical &
                                                                   Breathing Equipment
Happy Harry's HealthCare, Inc.                    Delaware

Carter's Homecare, Inc.                           Florida

The Medical Store                               Connecticut

Roy's Pharmacy                                     Texas           Lake's Medical

The Medical Mart                                Connecticut

RNH, Inc.                                       Connecticut        Bonneville

General Holdings, Inc.                          Pennsylvania

AM-TEX Medical Corporation                         Texas

Medical Equipment Services, Inc.                  Illinois

ConPharma Home Healthcare, Inc.                Massachusetts

Critical Care Associates, Inc.                    New York

TPN Pharmacy, Inc.                             Massachusetts



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

               NAME OF                            STATE OF         D/B/A
              SUBSIDIARY                       INCORPORATION        NAME

Penn Oxygen Services, Inc.                     West Virginia

Mobile Medical Services, Inc.                   Pennsylvania

Stoll's Medical Rentals, Inc.                   Connecticut

AHP of Illinois, Inc.                             Illinois

Home Medical Services, Inc.                       Alabama

Patient Care Plus, Inc.                           Alabama

Medical Equipment of Southwest Florida            Florida

ProCare Medical Supply Co., Inc.                  Missouri

American HomePatient of Arkansas, Inc.            Arkansas

Clasen Health Services, Inc.                      Missouri

Missouri Home Health Care Consortium, Inc.         Missouri

Neogenesis, Inc.                               South Carolina

American HomePatient Ventures, Inc.              Tennessee

American HomePatient of Texas, L.P.            Texas limited
                                                partnership

AHP, L.P.                                    Tennessee limited
                                                partnership
